================================================================================
    As filed with the Securities and Exchange Commission on October 29, 1997

                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 UNITRIN, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                                 95-4255452
      (State or other Jurisdiction of                   (I.R.S. Employer
       Incorporation or Organization)                Identification Number)


           One East Wacker Drive
             Chicago, Illinois                                60601
 (Address of Principal Executive Offices)                  (Zip Code)


                      UNITRIN, INC. 1997 STOCK OPTION PLAN
                            (Full title of the Plan)

                              --------------------

                            Scott Renwick, Secretary
                                 Unitrin, Inc.
                             One East Wacker Drive
                               Chicago, IL 60601
                    (Name and Address of Agent for Service)
                                 (312) 661-4600
         (Telephone Number, Including Area Code, of Agent for Service)

                                  CALCULATION OF REGISTRATION FEE

  Title of                                 Proposed maximum           Proposed           Amount of
securities to           Amount to be      offering price per     maximum aggregate      registration
be registered          registered (1)          unit (2)          offering price (2)       fee (2)
----------------------------------------------------------------------------------------------------
Common Stock,
 $0.10 par value     2,000,000 shares          $61.3125          $122,625,000             $37,159
----------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the high and low prices reported for a share of the Common Stock on the National Market Tier of the Nasdaq Stock Market on October 28, 1997.

================================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

ITEM 1.   Plan Information*

ITEM 2.   Registrant Information and Employee Plan Annual Information*

          *  Information required by Part I of Form S-8 to be contained in the
          Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference

     The following documents filed by the registrant, Unitrin, Inc. ("Unitrin" or the "Company"), with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (a) Unitrin's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A No. 1 filed September 22, 1997 and Form 10-K/A No. 2 filed October 29, 1997;

     (b) Unitrin's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30 and March 31, 1997, as amended by Forms 10-Q/A filed September 22, 1997; and

     (c) The descriptions of Unitrin's common stock and the rights attached thereto which are contained in Unitrin's registration statement on Form 10, dated February 15, 1990, and in Unitrin's registration statement on Form 8-A, dated August 3, 1994, respectively, each filed under Section 12 of the Securities Exchange Act of 1934 (the "Act").

     All documents subsequently filed by Unitrin pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   Description of Securities

          Not applicable.


ITEM 5.   Interests of Named Experts and Counsel

     As of the date of the filing of this Registration Statement, Scott Renwick, whose opinion is filed as Exhibit 5 to this Registration Statement, is an employee and Secretary of Unitrin, is a participant in Unitrin's stock option plans under which he has been granted options to purchase 27,077 shares of Unitrin common stock, and is the beneficial owner of 3,923 of such shares.

     The consolidated financial statements and related financial statement schedules of Unitrin and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus from Unitrin's Annual Report on Form 10-K/A for the year ended December 31, 1996, as amended, have been audited by KPMG Peat Marwick LLP ("KPMG"), independent auditors, as stated in their reports which are incorporated by reference herein. The financial statements of Litton Industries, Inc. ("Litton") and subsidiaries, which were included in Unitrin's Form 10-K/A No. 2 filed October 29, 1997, were audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference in this Prospectus from Unitrin's Form 10-K/A No. 2. Such financial statements of Unitrin and Litton are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.


ITEM 6.   Indemnification of Directors and Officers

          Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware (the "DGCL") also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation of the Company provides for a broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

     The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

     The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.


ITEM 7.   Exemption from Registration Claimed

          Not applicable.

ITEM 8.  Exhibits

4.1 Certificate of Incorporation of Unitrin (incorporated herein by reference to Exhibit 3.1 to Unitrin's registration statement on Form 10 dated February 15, 1990).
4.2 Amended and Restated By-Laws of Unitrin (incorporated herein by reference to Exhibit 3.2 to Unitrin's 1994 Annual Report on Form 10-K).
4.3 Rights Agreement between Unitrin, Inc. and First Chicago Trust Company of New York, as rights agent, dated as of August 3, 1994 (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated August 3, 1994).
4.4 The Unitrin, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit A to the Proxy Statement for the Annual Meeting of Shareholders of Unitrin, Inc. held May 14, 1997).
5    Opinion of Scott Renwick, Esq.
23.1 Consent of Scott Renwick, Esq. (included in Exhibit 5).
23.2 Consent of KPMG Peat Marwick LLP.
23.3 Consent of Deloitte & Touche LLP.



ITEM 9.   Undertakings

     a.   Unitrin hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Unitrin pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. Unitrin hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Unitrin's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Unitrin pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, Unitrin has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Unitrin of expenses incurred or paid by a director, officer or controlling person of Unitrin in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Unitrin will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Unitrin certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 29, 1997.


                              UNITRIN, INC.


                              By:   /S/ Richard C. Vie
                                    ------------------

                                    Richard C. Vie

                                    President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1997.


       Signature                                              Title
       ---------                                              -----

/S/ Richard C. Vie                               President, Chief Executive
-----------------------                          Officer and Director
Richard C. Vie

/S/ Jerrold V. Jerome                            Chairman of the Board and
-----------------------                          Director
Jerrold V. Jerome

/S/ Eric J. Draut                                Treasurer and Chief Financial
-----------------------                          Officer (principal accounting
Eric J. Draut                                    and financial officer)

/S/ James E. Annable                             Director
-----------------------
James E. Annable

/S/ Reuben L. Hedlund                            Director
-----------------------
Reuben L. Hedlund

/S/ George A. Roberts                            Director
-----------------------
George A. Roberts

/S/ Fayez S. Sarofim                             Director
-----------------------
Fayez S. Sarofim